SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: May 25, 2005

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       ommission File Number)        I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     C

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

           (303) 457-4345 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
- Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Wendell J. Gardner resigned from the Board of Directors of Corgenix Medical Corporation, effective May 23, 2005. Mr. Gardner, who became a director in December 2001, indicated to Dr. Luis Lopez, the Chairman of the company's Board of Directors, that he was resigning for personal reasons. The vacancy left by Mr. Gardner's departure has not been filled, nor has the vacancy created in January 2004 by the death of Mr. Jack Payne. Corgenix Medical Corporation is seeking to add one or more qualified individuals who have no current affiliation with the company so as to constitute a Board of Directors with a meaningful representation of independent directors.

ITEM 9.01  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits:
           17.1 Letter from Mr. Wendell J. Gardner to Dr. Luis Lopez dated May 23, 2005.

Safe Harbor Statement

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CORGENIX MEDICAL CORPORATION



Date:  May 25, 2005              By: /s/ Douglass T. Simpson
                                 ---------------------------------
                                 Douglass T. Simpson, President & CEO

Exhibit 17.1
--------------

                             Wendell J. Gardner

May 23, 2005

Luis Lopez, MD
Chairman of the Board
Corgenix Medical
12601 Tejon St.
Westminster, CO 80234

Dear Luis:

As you, Doug and I have discussed, my personal situation and the external environment have changed considerably since I joined the Corgenix Board more than three years ago. I am now spending a major part of each year in Tucson, AZ which precludes me from being present for most board meetings when it doesn't seem viable for Corgenix to reimburse travel costs from their limited resources. With the corporate scandals of the last few years, the passage of the Sarbanes Oxley legislation imposing huge responsibilities on outside directors and some of the legal settlements against outside directors of other companies, I find it difficult to justify the risk/reward balance in continuing as an outside director of Corgenix or any other public company.

For these personal reasons, I ask that you accept my resignation from the Board of Directors of Corgenix effective today. It is my intent to exercise the stock options that I have outstanding.

With Corgenix having been successful in closing a significant capital acquisition program last week, I think the company is in a position to capitalize on the opportunities you have been developing over the last several years.

I wish you and the management team at Corgenix every success, and I will be following your progress.

Sincerely,


S/Wendell J. Gardner

cc:  Douglass Simpson, President
       Jun Sasaki, Director